EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     I, Edwin C. Quattlebaum, Ph.D., Chief Executive Officer, President and Co-Chairman of the Board of Directors of MetaMorphix, Inc. (the “Registrant”), certify that to the best of my knowledge, based upon a review of the quarterly report on Form 10-QSB/A (Amendment No. 1) for the period ended March 31, 2007 of the Registrant (the “Report”):

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/S/ EDWIN C. QUATTLEBAUM

Edwin C. Quattlebaum, Ph.D.
Chief Executive Officer, President and Co-Chairman of the Board of
Directors of
MetaMorphix, Inc.

Date: February 29, 2008